CODE OF ETHICS
ULTIMUS MANAGERS TRUST

June 5, 2012

Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”) addresses conflicts of interest that arise from personal trading activities of investment company personnel.  In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by the investment company.  The Rule also requires an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions to the investment company.

This Code of Ethics has been adopted by the Board of Trustees of Ultimus Managers Trust (the “Trust”).  It is based on the principle that the trustees and officers of the Trust owe a fiduciary duty to the Trust’s shareholders to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (1) serving their own personal interests ahead of the shareholders, (2) taking advantage of their position, and (3) any actual or potential conflicts of interest.

I.          Definitions.  As used in this Code of Ethics, the following terms shall have the following meanings:

(a)	“Access person” shall mean any trustee or officer of the Trust.
(b)	“Adviser” shall mean an investment adviser and/or sub-advisor to a series of the Trust.
(c)
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

(d)
“Beneficial ownership” shall have the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934.  Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person’s immediate family1 sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership.

(e)	“Disinterested trustee” shall mean a trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.
(f)
“Investment Personnel of a Fund or of a Fund's investment adviser” means:  (a) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund, or (b) Any natural person who controls the Fund or Adviser and who obtains information concerning

1      For purposes of this Code of Ethics, Immediate Family Member refers to any child, stepchild, grandchild, parent, stepparent, spouse, sibling, mother-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships, where the Access Person exercises control over, has knowledge of or is privy to any information relating to the family members investment decisions, or any such family member who is living in the same household as an Access Person.

recommendations made to the Fund regarding the purchase or sale of securities by the Fund.
(g)	“Fund” shall each existing and future series established by the Trust.
(h)
“Security” shall have the same meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include: shares of any registered open-end investment company (other than the Fund or any exchange-traded fund); direct obligations of the U.S. Government; bankers’ acceptances; bank certificates of deposit; commercial paper; and high-quality short-term debt instruments, including repurchase agreements.

(i)
A “security held or to be acquired by the Fund” shall mean (1) any security which, within the most recent fifteen (15) days, is or has been held by the Fund or is being or has been considered by the Fund or the Adviser for purchase by the Fund, or (2) any option to purchase or sell, and any security convertible into or exchangeable for, any such security.

(j)	“Transaction” shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell securities.

II.         Prohibition on Certain Actions.  Trustees and officers of the Trust shall not, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by a Fund:

1.	Employ any device, scheme or artifice to defraud the Fund;
2.
Make any untrue statement of a material fact to the Trust or to omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

3.	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or
4.	Engage in any manipulative practice with respect to the Fund.

III.       Code of Ethics of Adviser and Distributor.  All trustees and officers of the Trust who are also directors, officers or employees of the Adviser or Distributor are subject to the Code of Ethics of the Adviser or the Distributor, as applicable, each of which is incorporated by reference herein.

IV.       Quarterly Reporting of Securities Transactions.  Each trustee and officer, other than a Disinterested trustee, shall file with the Chief Compliance Officer of the Trust (or his or her designee) no later than ten (10) days after the end of each calendar quarter, all personal transactions in securities for that quarter.  The form attached as “Exhibit A,” Personal Securities Transaction Record, shall be used for this purpose.  All such reports will be reviewed by the Chief Compliance Officer of the Trust.  A Disinterested trustee shall be required to file such reports only with respect to transactions where such trustee knows, or in the course of fulfilling his or her duties should have known, that during the 15-day period immediately preceding or following the date of a transaction in a security by the trustee such security was purchased or sold by the Fund or the purchase or sale of the security by the Fund is or was considered by the Fund or the Adviser.  A trustee or officer need not make these reports if the report would duplicate information contained in broker trade confirmations or account statements actually received by the Chief Compliance Officer of the Trust with respect to the trustee or officer in the required time period, if all of the information required by the form attached as Exhibit A is contained in the broker trade confirmations or account statements or in the records of the Trust or the Adviser.  An access person need not make a quarterly report with respect to transactions effected pursuant to an Automatic Investment Plan.

V.        Initial and Annual Reporting of Holdings.  Each trustee and officer, other than a Disinterested trustee, shall file with the Chief Compliance Officer of the Trust, no later than ten (10) days after he or she becomes a trustee or officer, an initial holdings report listing all securities (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person) beneficially owned by such person as of the date he or she became a trustee or officer.  On an annual basis, not later than January 30 of each year, each trustee and officer, other than a Disinterested trustee, shall file with the Chief Compliance Officer of the Trust, in the form attached as “Exhibit B,” certification of compliance with this Code of Ethics which report shall also include a listing all securities beneficially owned by such person; such report must be current as of a date no more than thirty (30) days before the report is submitted.  Any such initial or annual report shall set forth the following information: (1) the title, number of shares and principal amount of each security in which the trustee or officer had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank which maintains an account in which any securities of which the trustee or officer has or had direct or indirect beneficial ownership were held; and (3) the date that the report is submitted.  A trustee or officer need not make these reports if the report would duplicate information contained in broker trade confirmations or account statements actually received by the Chief Compliance Officer of the Trust with respect to the trustee or officer in the required time period, if all of the information required under this Section V is contained in the broker trade confirmations or account statements or in the records of the Trust or the Adviser.

VI.       Disclaimer of Beneficial Ownership.  A trustee or officer may include in any report required under Sections IV or V, a disclaimer as to the beneficial ownership in any securities covered by the report.

VII.      Review of Reports; Sanctions.  The Chief Compliance Officer of the Trust shall review the reports required under this Code and shall report violations of the Code at least quarterly to the Board of Trustees.  If any trustee or officer violates any provisions set forth in this Code of Ethics, the Board of Trustees shall impose such sanctions as it deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, or to the extent possible freezing of one’s personal account or securities in that account for a specified time frame.

VIII.     Reporting to Board of Trustees.

(a.) At least once each year, the Chief Compliance Officer of the Trust shall provide the Board of Trustees with a written report that (1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board of

Trustees that the Trust has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

(b.) At least once each year, the Chief Compliance Officer of the Trust shall provide the Board of Trustees with a written report from the Trust’s Adviser that (1) describes any issues arising under the Adviser’s code of ethics since the last report to the board of trustees, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations, and (2) certifies that the Trust’s Adviser has adopted procedures reasonably necessary to prevent access persons from violating its codes of ethics.

IX.        Notification of Reporting Obligation.  The Chief Compliance Officer of the Trust shall identify all persons who are required to make the reports required under Sections IV and V and shall inform those persons of their reporting obligation.  Each Access Person of the Trust shall be required to acknowledge in writing, in the form attached as “Exhibit C,” that he or she has received a copy of, has read and fully understands and will comply with, this Code of Ethics.

X.         Restrictions on Trading. Investment Personnel of a Fund or its Adviser must obtain approval from the Chief Compliance Officer of the Trust or the Chief Compliance Officer of the Fund’s Adviser before directly or indirectly acquiring beneficial ownership in any securities in: (A) an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to SEC reporting obligations under the 1934 Act; or (B) an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

XI.        Retention of Records.  The Trust shall maintain the following records, for the time periods and in the manner set forth below, at its principal place of business:

1.	A copy of this Code of Ethics and each code of ethics previously in effect for the Trust at any time within the past five years, must be maintained in an easily accessible place.
2.
A record of any violation of the Trust’s Code of Ethics, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

3.
A copy of each report required to be made by an officer or trustee pursuant to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

4.
A record of all persons, currently or within the past five years, who are or were required to make reports under Sections IV and V, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

5.
A copy of each report required to be made by the Chief Compliance Officer of the Trust to the Board of Trustees pursuant to Section VIII must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

6.
A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under section X, for at least five years after the end of the fiscal year in which the approval is granted.

Exhibit A

Personal Securities Transaction Report

____________________________________	____________________________________
Name (please print)	Quarter Ending

INSTRUCTIONS:  Record all applicable security transactions which are not specifically excepted by the Code of Ethics.  To indicate no transactions, the word “NONE” must appear.  This form must be returned within 10 calendar days after the close of each quarter.

Date	Purchase/Sale/ Other	Number of Shares/ Principal Amount	Title of Security	Price	Broker/Dealer/Bank

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

Account Registration	Broker/Dealer/Bank	Account No.	Date Established

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest and there are no other transactions in securities in which I had or acquired a beneficial interest (whether or not effected in any brokerage or other account) that are required to be reported.

____________________________________	____________________________________
Signature of Access Person	Approved
____________________________________	____________________________________
Date of Filing	Date Approved

EXHIBIT B

ANNUAL CERTIFICATION AND HOLDINGS REPORT
December 31, 20___

_______________________________
Name (please print)

INSTRUCTIONS:  Record holdings, as of December 31, 20__, in all securities which are not specifically excepted by the Code of Ethics in which you had any direct or indirect beneficial ownership.  This form must be returned by January 30, 20__.

Title of Security	Number of Shares/ Principal Amount

Please disclose below any account in which any Securities are held for your direct or indirect benefit, as of
December 31, 20__.

Account Registration	Broker / Dealer / Bank	Account Number

By signing below I certify that the securities and accounts listed above comprise all securities and accounts in which I had any direct or indirect beneficial ownership as of the date listed above.  I further certify that I have read and fully understand the Code of Ethics of Ultimus Managers Trust and have complied in all respects with the Code of Ethics.

_______________________________	_______________________________
Signature of Access Person	Approved

_______________________________	_______________________________
Date of Filing	Date Approved

CODE OF ETHICS
CERTIFICATION OF COMPLIANCE

As an Access Person as defined in the Code of Ethics of Ultimus Managers Trust adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Code”), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code.  I further certify that I will comply with the requirements of the Code and will disclose and report all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code.

Signature

Name (Please Print)

Date